UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

 _______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2013

_______________________________________________________________

PRIME GLOBAL CAPITAL GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

NEVADA	333-158713	26-4309660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11-2, Jalan 26/70A, Desa Sri Hartamas

50480 Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

+603 6201 3198

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2013, PGCG Assets Holdings Sdn. Bhd., our wholly owned subsidiary, or PGCG Assets, became a party to three separate Letters of Offer dated March 26, 2013, all containing substantially the same terms and conditions (collectively, the “Offer Letters”), issued by RHB Bank Berhad (the “Lender”) to finance the acquisition of a twelve story office building located at Megan Avenue 1, No. 189, Jalan Tun Razak, 50400 Kuala Lumpur, Malaysia (the “Building”) at an aggregate purchase price of RM 12,300,000 on an “AS IS WHERE IS” basis.  We expect to enter into definitive loan agreements based upon the Offer Letters in lieu of loan agreements based upon the prior Letters of Offer issued by United Overseas Bank (Malaysia) on February 4, 2013 (the “UOB Offers”), as a result of our inability to meet all conditions precedent set forth in the UOB Offers.  The UOB Offers are more fully described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 5, 2013.

Pursuant to the terms of the Offer Letters, the Lender agreed to lend to PGCG Assetsup to an aggregate principal amount of RM 9,840,000 to finance the acquisition of the Building (the “Loan”).  The outstanding principal amount will accrue interest at a monthly rate equal to Lender’s publicized base lending rate less 1.9%.  As of the date of the Offer Letters, the Bank Lending Rate was 6.60% per annum.  The Loan will be repayable over a period of 24 years in aggregate monthly installments of up to RM 57,045.08.  The Loan will be secured by the Building, a corporate guarantee by Union Hub Technology Sdn. Bhd., our wholly owned subsidiary, and joint and several personal guarantees of Weng Kung Wong, our Chief Executive Officer and director and director of PGCG Assets, and Kok Wai Chai, director of PGCG Assets.  The Lender will be entitled to assess additional fees equal to 3% of the facility in the event of any prepayment or reduction or redemption of the original approved facility limit within 3 years from the date of the first drawdown.

PGCG Assets will have six months from the date of first disbursement to draw down on the Loan. Funding will be contingent upon the fulfillment of several conditions precedent, including without limitation, Lender’s due diligence of PGCG Assets and guarantors and any other conditions precedent as may be set forth in the definitive loan documents.

During the term of the Loan, PGCG Assets will be prohibited from engaging in any of the following activities without the prior written consent of Lender:

·	Modify PGCG Assets’ charter documents in any manner which would be inconsistent with the terms of the Offer Letters;
·	Change PGCG Assets’ financial year or the nature of its business;
·	Sell, transfer, lease or otherwise dispose of a substantial part of PGCG Assets’ capital assets or undertake or permit any merger, consolidation or reorganization;
·	Enter into any transaction with any person, firm or company except in the ordinary course of business and at arm’s length commercial terms;
·	Decrease or alter PGCG Assets’ authorized or issued capital or alter the structure thereof or the rights attached thereto; and
·	Change PGCG Assets’ major controlling shareholding or partnership structure.

The terms and conditions of the Loan will be governed by definitive documents to be prepared by the Lender.

A copy of the Offer Letters are incorporated herein by reference and filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.  The description of the transactions contemplated by the Offer Letters set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter dated March 26, 2013, issued by RHB Bank Berhad with respect to four banking facilities in the aggregate principal amount of up to RM 3,452,000.
10.2	Offer Letter dated March 26, 2013, issued by RHB Bank Berhad with respect to two banking facilities in the aggregate principal amount of up to RM 1,680,000.
10.3	Offer Letter dated March 26, 2013, issued by RHB Bank Berhad with respect to six banking facilities in the aggregate principal amount of up to RM 4,708,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME GLOBAL CAPITAL GROUP INCORPORATED
Dated: March 29, 2013

	By:	/s/ Liong Tat Teh
Liong Tat Teh
Chief Financial Officer

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